Exhibit 32(a)

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended June 28, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 23, 2006
	By:	/s/ DOUGLAS H. BROOKS
	Name:	Douglas H. Brooks
	Title:	Chairman of the Board, President
and Chief Executive Officer
(Principal Executive Officer)